Exhibit 99.1

INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES THIRD QUARTER EARNINGS UP 54%

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, October 15, 2003 - Investors Financial Services Corp. (Nasdaq: IFIN) reported third quarter diluted earnings per share of $0.40, an increase of 54% from $0.26 in the third quarter of 2002. Net income for the third quarter was $26.4 million, up 53% from $17.3 million in the third quarter of 2002. For the nine months ended September 30, 2003, the Company reported diluted operating earnings per share of $1.01, an increase of 33% from $0.76 for the same period in 2002. Net operating income for the nine months ended September 30, 2003 was $67.0 million, an increase of 32% from $50.6 million for the same period of 2002. Prior year diluted earnings per share reflect the two-for-one stock split which occurred on June 14, 2002.

Diluted operating earnings per share and net operating income for the first nine months of 2003 exclude a $7.2 million charge, net of federal income tax benefit, that resulted from a retroactive change in Massachusetts tax law enacted in the first quarter of 2003 and the Company’s subsequent settlement of the resulting tax assessment with the Massachusetts Department of Revenue.  The change in tax law disallowed a dividends received deduction taken by Investors Bank & Trust Company on dividends it had received since 1999 from a wholly-owned real estate investment trust. In the second quarter of 2003, the Company settled this disputed tax issue, agreeing to pay 50% of the liability, resulting in the $7.2 million charge, net of federal income tax benefit.

This press release includes both an income statement based on GAAP and a pro forma operating income statement that excludes the $7.2 million charge described above. Management believes that operating earnings per share and net operating income, which exclude the charge, present a more useful depiction of the Company’s actual results of operations because they exclude the effect of a one-time change in tax law that is unrelated to the Company’s ongoing operations. Including the $7.2 million charge, the Company recorded GAAP net income for the nine months ended September 30, 2003 of $59.8 million and GAAP diluted earnings per share of $0.90.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented,  “Investors Financial Services delivered extremely impressive results for the third quarter of 2003. Driven by new business wins, higher equity values, and prudent expense management, the Company continues to display strong earnings growth. In addition, we expect to complete most of the conversion of the $22 billion of Barclays Global Investors Canada Limited assets to our systems by the end of 2003.”

Net operating revenue for the third quarter grew 9% to $119.3 million from $109.7 million for the same period in 2002. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $65.3 million for the third quarter, up 13% from $57.7 million from the same period in the prior year. Revenue from value-added services including securities lending, foreign exchange, cash management, and investment advisory services increased to $18.3 million for the quarter, up 12% from $16.3 million in the third quarter of 2002. Net interest income was flat at $35.3 million for the third quarter of 2003 compared to the $35.2 million recorded for the same period in 2002. Operating expenses were $80.8 million for the third quarter of 2003, down 5% from $85.1 million for the same period in 2002. Assets processed for clients totaled approximately $956 billion at September 30, 2003, up 7% compared to $897 billion at June 30, 2003 and up 29% compared to $742 billion at September 30, 2002.

Today the Company also announced that its Board of Directors declared a cash dividend of $0.015 per share on its common stock.  The dividend is payable November 14, 2003 to stockholders of record as of October 31, 2003. Investors Financial will broadcast a conference call, via the Internet, today, October 15, 2003 at 9:00 a.m. EDT. The call will be accessible on Investors Financial’s home page at http://www.ibtco.com.

The conference call will also be available via telephone at (719) 457-2600, confirmation code 531873.  Recorded replays of the conference call will be available at www.ibtco.com or by dialing (719) 457-0820, confirmation code 531873.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks, and insurance companies.  Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including global custody, multicurrency accounting, and mutual fund administration, as well as value-added services including securities lending, foreign exchange, and cash management.  Offices are located in the United States, Canada, Cayman Islands, and Ireland.  Visit Investors Financial on the web at http://www.ibtco.com.

This news release contains forward-looking statements (statements that are not historical facts). These statements, such as Mr. Sheehan’s statements regarding the Company’s conversion of the Barclays Global Investors Canada Limited (“BGICL”) assets to our systems, are based upon certain assumptions and estimates that might not be realized. Important factors that could cause the conversion to be delayed include the completion of systems development initiatives by both the Company and BGICL. Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Form 10-Q for the quarter ended June 30, 2003 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Investors Financial Services Corp.

Condensed Consolidated Statements of Income (unaudited)

(Dollars in thousands, except share data)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,

	2003	2002	2003	2002
Net Interest Income
Interest income	$179,904	$184,965	$58,350	$63,781
Interest expense	68,277	80,834	23,088	28,546
Net interest income	111,627	104,131	35,262	35,235

Noninterest Income
Asset servicing fees	239,012	218,103	83,645	73,982
Other operating income	1,864	1,645	436	515
Total noninterest income	240,876	219,748	84,081	74,497
Net operating revenue	352,503	323,879	119,343	109,732

Operating Expenses
Compensation and benefits	143,309	146,819	42,574	47,951
Technology and telecommunications	29,020	30,070	10,170	10,004
Transaction processing services	23,624	26,078	7,285	8,764
Occupancy	21,820	18,247	7,290	6,841
Depreciation and amortization	20,233	11,179	7,548	4,540
Professional fees	5,234	4,968	1,493	1,752
Travel and sales promotion	3,315	4,217	1,247	1,463
Other operating expenses	8,401	9,956	3,191	3,747
Total operating expenses	254,956	251,534	80,798	85,062

Income before income taxes	97,547	72,345	38,545	24,670

Provision for income taxes	37,711	21,704	12,141	7,401
Net Income	$59,836	$50,641	$26,404	$17,269

Earnings per share (basic)	$0.92	$0.79	$0.41	$0.27

Earnings per share (diluted)	$0.90	$0.76	$0.40	$0.26

Share Information (unaudited)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2003	2002	2003	2002

Common Stock Outstanding	65,204,690	64,583,399	65,204,690	64,583,399

Weighted Average Basic Shares	65,029,004	64,356,467	65,169,758	64,547,952

Weighted Average Diluted Shares	66,398,123	66,422,099	66,556,106	66,276,997

Investors Financial Services Corp.
Condensed Consolidated Balance Sheets (unaudited)
September 30, 2003 and December 31, 2002
(Dollars in thousands, except share data)

	September 30, 2003	December 31, 2002

Assets
Cash and due from banks	$41,494	$14,568
Securities held to maturity (approximate fair value of $4,000,873 and $3,460,754 at September 30, 2003 and December 31, 2002, respectively)	3,995,519	3,438,689
Securities available for sale	3,964,129	3,272,465
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at September 30, 2003 and December 31, 2002	166,788	143,737
Accrued interest and fees receivable	68,567	67,261
Equipment and leasehold improvements, less accumulated depreciation of $40,931 and $25,402 at September 30, 2003 and December 31, 2002, respectively	78,125	74,869
Goodwill, net	79,969	79,969
Other assets	110,990	73,916

Total Assets	$8,555,581	$7,215,474

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$352,702	$384,461
Savings	3,507,061	2,858,457
Time	100,000	90,000
Total deposits	3,959,763	3,332,918

Securities sold under repurchase agreements	3,348,458	2,301,974
Short-term and other borrowings	615,732	741,107
Due to brokers for open trades payable	—	286,843
Company-obligated, mandatorily redeemable, preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures of the Company	24,000	—
Other liabilities	99,447	85,676
Total liabilities	8,047,400	6,748,518

Commitments and contingencies	—	—

Company-obligated, mandatorily redeemable, preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures of the Company	—	24,000

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued and outstanding: none at September 30, 2003 and December 31, 2002)	—	—
Common stock, par value $0.01 (shares authorized: 100,000,000 at September 30, 2003 and December 31, 2002; issued and outstanding: 65,204,690 at September 30, 2003 and 64,775,042 at December 31, 2002)	652	648
Surplus	238,099	233,337
Deferred compensation	(1,211)	(1,599)
Retained earnings	255,193	198,282
Accumulated other comprehensive income, net	15,448	12,288
Treasury stock, par value $0.01 (10,814 shares at September 30, 2003 and December 31, 2002)	—	—
Total stockholders’ equity	508,181	442,956

Total Liabilities and Stockholders’ Equity	$8,555,581	$7,215,474

Investors Financial Services Corp.

Average Balance Sheet (unaudited)

For the Quarters Ended September 30, 2003 and 2002

(Dollars in thousands)

	Three Months Ended September 30, 2003			Three Months Ended September 30, 2002
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$32,337	$77	0.95%	$112,166	$473	1.69%
Investment securities (1)	7,640,626	57,401	3.01%	5,770,590	62,378	4.32%
Loans	125,244	872	2.78%	116,912	930	3.18%
Total interest-earning assets	7,798,207	58,350	2.99%	5,999,668	63,781	4.25%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	596,595			378,366

Total assets	$8,394,702			$6,377,934

Interest-bearing liabilities:
Deposits:
Savings	$2,607,714	$10,466	1.61%	$1,976,658	$10,750	2.18%
Time	685	1	0.58%	—	—	—
Securities sold under repurchase agreements	3,321,693	6,969	0.84%	2,508,038	8,631	1.38%
Trust preferred stock (2)	24,000	586	9.77%	24,667	631	10.23%
Other borrowings	1,288,492	5,066	1.57%	930,789	8,534	3.67%
Total interest-bearing liabilities	7,242,584	23,088	1.28%	5,440,152	28,546	2.10%
Noninterest-bearing liabilities:
Demand deposits	197,793			145,169
Savings	139,353			194,706
Noninterest-bearing time deposits	134,728			90,000
Other liabilities	192,116			97,374
Total liabilities	7,906,574			5,967,401
Equity	488,128			410,533

Total liabilities and equity	$8,394,702			$6,377,934
Net interest income		$35,262			$35,235
Net interest margin (3)			1.81%			2.35%
Average interest rate spread (4)			1.71%			2.15%
Ratio of interest-earning assets to interest-bearing liabilities			107.67%			110.28%

(1)                    Average yield/cost on available for sale securities is based on amortized cost.

(2)                    Effective July 1, 2003, the Company adopted the provisions of SFAS 150, which resulted in a reclassification of the trust preferred stock from mezzanine financing to liabilities.

(3)                    Net interest income divided by total interest-earning assets.

(4)                    Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

(Dollars in thousands)

Asset servicing fees by service lines (unaudited):

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2003	2002	2003	2002
Core service fees:
Custody, accounting and administration	$184,151	$172,857	$65,314	$57,666

Ancillary service fees:
Foreign exchange	25,984	18,706	9,161	7,669
Cash management	15,787	12,362	5,120	4,416
Securities lending	6,918	8,605	2,076	2,362
Investment advisory	5,235	5,413	1,657	1,817
Other	937	160	317	52
Total ancillary service fees:	54,861	45,246	18,331	16,316
Total	$239,012	$218,103	$83,645	$73,982

Reconciliation of Financial Measures (unaudited):

The following table represents a reconciliation between earnings presented on the face of our Condensed Consolidated Statements of Income included with this earnings release and the non-GAAP measure of net operating income referenced in this earnings release (dollars in thousands):

GAAP Earnings

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2003	2002	2003	2002

Income before taxes	$97,547	$72,345	$38,545	$24,670
Provision for income taxes	37,711	21,704	12,141	7,401
Net Income	$59,836	$50,641	$26,404	$17,269
Earnings per share:

Basic	$0.92	$0.79	$0.41	$0.27

Diluted	$0.90	$0.76	$0.40	$0.26

Operating Earnings

	For the Nine Months Ended September 30,			For the Three Months Ended September 30,
	2003		2002	2003	2002

Income before taxes	$97,547		$72,345	$38,545	$24,670
Provision for income taxes	30,511	(1)	21,704	12,141	7,401
Net Income	$67,036		$50,641	$26,404	$17,269
Earnings per share:

Basic	$1.03		$0.79	$0.41	$0.27

Diluted	$1.01		$0.76	$0.40	$0.26

(1)          Provision for the nine months ended September 30, 2003 excludes a tax accrual of $13.9 million related to a retroactive tax law change by the Commonwealth of Massachusetts disallowing a 95% dividends received deduction on dividends that Investors Bank & Trust Company received from its wholly-owned real estate investment trust and excludes the subsequent reversal of $6.7 million of the provision, net of federal taxes, due to the settlement of the related tax dispute with the Commonwealth of Massachusetts Department of Revenue.  The effect of the exclusions is an increase in net income of $0.11 per diluted and basic share.